UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court, San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2023, Mirati Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2023. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Meek Separation

On August 7, 2023 (the “Meek Separation Date”), David Meek resigned as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and principal executive officer. Mr. Meek’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and Mr. Meek entered into a separation agreement, pursuant to which Mr. Meek will receive the severance compensation provided for under Section 2.1 of the Company’s Executive Severance Plan (the “Severance Plan”) in exchange for Mr. Meek providing the Company with a standard release.

In addition to the severance compensation provided under Section 2.1 of the Severance Plan, if the Company publicly announces the execution of a definitive agreement to consummate a Change in Control (as defined in the Severance Plan) within three months following the termination of the Consulting Period (as defined below) and consummates the Change in Control within 12 months of the date of such public announcement, then in lieu of any additional compensation otherwise provided for in Section 2.2 of the Severance Plan, and provided that Mr. Meek signs and returns to the Company an additional release, the Company will pay Mr. Meek a cash lump sum payment in an amount equal to the sum of (i) the product of the number of restricted stock units Mr. Meek forfeited as of the Meek Separation Date and the per share merger consideration as defined within the definitive Change in Control agreement plus (ii) the in-the-money value of all outstanding options as of the Meek Separation Date.

Additionally, the Company and Mr. Meek will enter into a consulting relationship through October 15, 2023, unless earlier terminated (such period, the “Consulting Period”), whereby Mr. Meek will provide strategic advice and counseling as requested by the Company’s Board. As the sole consideration for Mr. Meek’s consulting services, the Company will extend the period during which Mr. Meek may exercise his outstanding stock options to the date that is 90 days following the termination of the Consulting Period. Mr. Meek will not continue to vest as to any of his outstanding equity awards as of the Meek Separation Date as a result of the consulting relationship.

Appointment of Dr. Baum as Interim Chief Executive Officer

The Company’s board of directors has, effective as of the Meek Separation Date, appointed Charles M. Baum, M.D., Ph.D., in addition to his other titles, as Interim Chief Executive Officer of the Company and as the Company’s principal executive officer.

Dr. Baum, age 64, has served as our President, Founder, and Head of Research and Development since September 2021 and previously served as our Chief Executive Officer from November 2012 to September 2021. Dr. Baum also has served as a member of our Board of Directors since November 2012. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University.

In connection with Dr. Baum’s appointment, the Company has agreed, effective as of the Meek Separation Date, to (i) increase Dr. Baum’s annual base salary to $750,000 through the later of December 31, 2023 or the date his successor is duly appointed by the Company’s board of directors, (ii) increase Dr. Baum’s target bonus percentage to 65% of his annual base salary (prorated for his service as Interim Chief Executive Officer from the Meek Separation Date through the later of December 31, 2023 or the date his successor is duly appointed by the Company’s board of directors), and (iii) grant Dr. Baum a restricted stock unit award with a $2,000,000 target value, with the number of shares to be calculated based on the Company’s closing price on August 9, 2023 (the “RSU Grant”). The RSU Grant will vest in full on August 9, 2024, subject to Dr. Baum’s continuous service through each such date.

There are no family relationships between Dr. Baum and any of the Company’s current or former directors or executive officers. Dr. Baum is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act.

Executive Retention Awards

The compensation committee of the Company’s board of directors granted restricted stock units (the “Retention Grants”) with a $825,000 target value, with the number of shares to be calculated based on the Company’s closing price on August 9, 2023, to the following executive officers: James Christensen, Ph.D., the Company’s Chief Scientific Officer, Ben Hickey, the Company’s Chief Commercial Officer, John Moriarty, the Company’s Chief Legal Officer and Corporate Secretary, Alan Sandler, M.D., the Company’s Chief Medical Officer, and Laurie Stelzer, the Company’s Chief Financial Officer. The Retention Grants vest in full on August 9, 2024, subject to such recipient’s continuous service through the vesting date.

Reduction in Board Size

In connection with Mr. Meek’s resignation from the Company’s board of directors, the Company’s board of directors reduced the size of the board to nine directors.

Item 7.01	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing Mr. Meek’s resignation and the appointment of Dr. Baum. A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including the press release attached as Exhibit 99.2, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Exchange Act. Unless expressly incorporated into a filing of the Company under the Securities Act or the Exchange Act, the information contained in this Item 7.01, including the press release attached as Exhibit 99.2, shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On August 8, 2023, the Company released a corporate presentation, which provides updated interim data from KRYSTAL-7 and initial data on MRTX1719. The revised corporate presentation was made available on the Company’s website. A copy of the corporate presentation is attached as Exhibit 99.3 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Earnings Press Release.

99.2	Transition Press Release.

99.3	Corporate Presentation.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2023	MIRATI THERAPEUTICS, INC.

	By:	/s/ John B. Moriarty, Jr.
John B. Moriarty, Jr.
Chief Legal Officer & Corporate Secretary